UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2025

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EDESA BIOTECH, INC.

(Exact name of registrant as specified in its charter)

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British Columbia, Canada	001-37619	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Spy Court

Markham, Ontario L3R 5H6

(Address of Principal Executive Offices) (Zip Code)

(289) 800-9600

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EDSA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Stephen Lemieux

On April 3, 2025, Stephen Lemieux, Chief Financial Officer of Edesa Biotech, Inc. (the “Company”), notified the Company of his intention to resign from his position and responsibilities as Chief Financial Officer, effective May 1, 2025, to pursue another professional opportunity. Following his departure as Chief Financial Officer, it is expected that Mr. Lemieux will enter into a consulting agreement with the Company pursuant to which he will serve as a senior financial advisor to the Company on a contract basis. His decision to resign did not result from a disagreement with the Company or any of its officers or other directors on any matter relating to the operations, policies or practices of the Company.

Appointment of Peter J. Weiler

On April 3, 2025, the Company appointed Peter J. Weiler to serve as the Company’s Chief Financial Officer, effective May 1, 2025 (the “Effective Date”). In such capacity, Mr. Weiler will serve as the principal financial officer and principal accounting officer of the Company.

Since August 2018, Mr. Weiler, 56, served as President of Exzell Pharma, Inc., a privately held, commercial-stage pharmaceutical company. From August 2017 to August 2018, Mr. Weiler served as Vice President of Business Development at Biosyent Inc. (TSX: RX). Prior to that, he served in various roles at Cipher Pharmaceuticals Inc. (TSX: CPH), including Vice President of Business Development from January 2015 to June 2017, Senior Director from January 2012 to January 2014, and Director from December 2008 to December 2011. Prior to Cipher, he served as Senior Director of Investment Analysis at DRI Capital Inc. and held research and financial positions at Eli Lilly Canada Inc. Mr. Weiler holds a Master of Business Administration degree from the Ivey School of Business, University of Western Ontario, a Masters of Science in Biology degree from the University of Western Ontario, and a Bachelor of Science (Honors Biology) degree and Diploma in Accounting from Wilfrid Laurier University.

On April 3, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Weiler, pursuant to which Mr. Weiler will serve as Chief Financial Officer of the Company starting on the Effective Date for an indefinite term until Mr. Weiler ’s employment is terminated in accordance with the Employment Agreement. As compensation for his services to the Company, Mr. Weiler will receive a base salary of $300,000 USD per annum. Mr. Weiler is also eligible to receive a target annual bonus of 40% of his base salary based on performance in the prior calendar year, subject to achieving corporate and personal targets determined by the Company and the Board of Directors. Mr. Weiler will also receive an automobile allowance of $2,000 per month and is eligible to participate in the Company’s group insured benefits program, as may be in effect from time-to-time for the Company’s employees generally, and executive employees specifically. Mr. Weiler is eligible for future equity-based awards, as determined by the Board of Directors, commensurate with Mr. Weiler’s position and any business milestones which may be established by the Company.

If Mr. Weiler’s employment with the Company is terminated for “Cause” (as such term is defined in the Employment Agreement), subject to applicable law, the Company’s only obligation shall be to provide Mr. Weiler with his base salary and vacation pay earned through the date of termination and all of Mr. Weiler’s non-vested equity-based awards as of the date of termination will be automatically extinguished. All vested equity-based awards will be subject to the terms of the applicable equity incentive compensation plan. If Mr. Weiler is terminated by the Company without “Cause”, subject to Mr. Weiler executing a general release of claims in a form reasonably required by the Company, the Company’s obligation shall be to provide Mr. Weiler with (i) a lump sum payment equal to Mr. Weiler’s then current base salary for twelve months plus one additional month for every completed year of service since May 1, 2025, not to exceed an aggregate of twenty-four months (the “Severance Period”), (ii) a lump sum payment of the annual bonus to which Mr. Weiler is entitled for the calendar year immediately preceding the date of termination, if such bonus has not already been paid, (iii) a lump sum payment equal to Mr. Weiler’s annual bonus entitlement, prorated over Mr. Weiler’s length of service in the calendar year in which his employment is terminated, calculated in accordance with the terms of the Employment Agreement, (iv) payment of Mr. Weiler’s annual bonus entitlement during the full Severance Period, calculated in accordance with the terms of the Employment Agreement, (v) continuation of Mr. Weiler’s benefits and car allowance and any other benefit required to be maintained by law in accordance with the terms of the Employment Agreement and (vi) subject to applicable law, any and all vested equity-based awards shall be exercisable in accordance with the terms of the applicable equity incentive compensation plan. If Mr. Weiler’s employment is terminated or “constructively terminated” (as such term is defined in the Employment Agreement) by the Company without “Cause” upon or within a twelve month period following a Change of Control (as such term is defined in the Employment Agreement), Mr. Weiler shall be entitled to the payments and benefits provided as described in clauses (ii) to (vi) above, plus a change of control payment equal to twenty-four months of his then current base salary. Mr. Weiler may resign from his employment at any time by providing the Company with a minimum of sixty days advance notice, in writing. Mr. Weiler’s notice may be waived by the Company, subject only to providing Mr. Weiler with payment of his base salary and continuation of benefits until the end of the notice period. If Mr. Weiler resigns from his employment, subject to applicable law, (i) all non-vested equity-based awards held by Mr. Weiler as of the date of termination shall be automatically extinguished and all vested equity-based awards will be subject to the terms of the applicable equity incentive compensation plan and (ii) Mr. Weiler shall not be entitled to any bonus or pro rata bonus payment not already awarded on or before the date of termination.

During the term of Mr. Weiler’s employment with the Company and for twelve months following the cessation of Mr. Weiler’s employment with the Company, Mr. Weiler is prohibited from competing with the Company’s business in North America. In addition, for twenty-four months following the cessation of Mr. Weiler’s employment with the Company, Mr. Weiler is prohibited from soliciting customers or prospective customers for any purpose competitive with the Company’s business, encouraging any customer to cease doing business with the Company and soliciting the employment or engagement of certain of the Company’s employees.

The foregoing is only a summary of the material terms of the Employment Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

There is no family relationship between Mr. Weiler and any director or executive officer of the Company. There are no transactions between Mr. Weiler and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 8.01. Other Events.

A press release announcing Mr. Weiler’s appointment as an executive officer was issued by the Company on April 4, 2025, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1*	Employment Agreement, dated April 3, 2025, by and between the Company and Peter Weiler.
99.1	Press Release, dated April 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDESA BIOTECH, INC.

Date: April 4, 2025	By:	/s/ Pardeep Nijhawan
Pardeep Nijhawan
Director, Chief Executive Officer and Corporate Secretary